EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-261401) of Nerdy Inc. of our report dated February 28, 2022 relating to the financial statements, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
St. Louis, Missouri
February 28, 2022